                                                                   Exhibit 10.1

[LOGO]

                                   PROMISSORY NOTE

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  Principal       Loan Date      Maturity      Loan No.    Call   Collateral    Account      Officer    Initials
$5,000,000.00    06-01-2000     05-31-2001                           000      00709056974      368
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                          References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
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Borrower:  COASTCAST CORPORATION                      Lender:  IMPERIAL BANK
           3025 E. Victoria Street                             Apparel & Textile Industries Group
           Rancho Dominguez, CA 90221-5616                     201 N. Figueroa Street, Suite 1425
                                                               Los Angeles, CA 90012-2623
----------------------------------------------------------------------------------------------------------------

Principal Amount: $5,000,000.00                     Date of Notice: June 1, 2000
                             Initial Rate: 9.500%

PROMISE TO PAY. COASTCAST CORPORATION ("Borrower") promises to pay to Imperial Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Million & 00/100 Dollars ($5,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan to one payment of all outstanding principal plus all accrued unpaid interest on May 31, 2001. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning July 1, 2000, and all subsequent interest payments are due on the same day of each month after that. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

VARIABLE INTEREST RATE. Subject to designation of a different interest rate index by Borrower as provided below, the interest rate on this Note is subject to change from time to time based on changes in an index which is the Imperial Bank Prime Rate (the "Index"). The Prime Rate is the rate announced by Lender as its Prime Rate of interest from time to time. Lender will tell Borrower the current index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Index currently is 9.500%. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate equal to the Index, resulting in an initial rate of 9.500%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST RATE OPTIONS. The following interest rate options are available under this Note:

    (a) DEFAULT OPTION. The interest rate margin and index described in the "VARIABLE INTEREST RATE" paragraph above (the "Default Option").

    (b) LIBOR. A margin of 2.000 percentage points over LIBOR. For purposes of this Note, LIBOR shall mean London Inter-Bank Offered Rate as provided in the LIBOR ADDENDUM TO NOTE attached hereto and made a part hereof.

When the interest rate is based on a fixed rate, the rate shall be in effect for a period of the number of days or months as indicated in the rate option description (the "Interest Period"), in any case extended to the next succeeding business day when necessary, beginning on a borrowing date, conversion date or expiration date of the then current Interest Period. Adjustments in the interest rate due to changes in the maximum nonusurious interest rate allowed (the "Highest Lawful Rate") shall be made on the effective day of any change in the Highest Lawful Rate.

Provided Borrower is not in default under this Note, Borrower may designate in advance which of the above interest rate indexes shall be applicable to any loan advance under this Note and shall designate any optional Interest Period applicable to any fixed rate loan or advance. In the absence of any such designation the interest rate option shall be the Default Option. Thereafter unpaid principal balances under this Note may be converted (at the end of an Interest Period if the index used to determine the interest rate therefore is a fixed rate) to another of the above interest rate options, or continued for an additional interest period, when applicable, as designated by Borrower in advance; and in the absence of sufficient advance designation as to conversion to or continuation of a fixed rate index, the index shall be converted to the Default Option. Notwithstanding the foregoing, a fixed rate index may not be elected for a loan or advance under this Note, nor any conversion to or continuation of a fixed rate index be elected, if the Interest Period thereof would extend beyond the maturity of this Note.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a MINIMUM INTEREST CHARGE OF $250.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 10 DAYS OR MORE LATE, Borrower will be charged 5.000% OF THE UNPAID PORTION OF THE REGULARLY SCHEDULED PAYMENT.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired. (h) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within ten (10) days; or (b) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to 5.000 percentage points over the index, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Lender may hire or pay someone else to help collect this
Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. THIS NOTE HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF LOS ANGELES COUNTY, THE STATE OF CALIFORNIA. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER. (INITIAL HERE HB) THIS
NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00. If Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent

                                 (Continued)
===============================================================================

permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested orally by Borrower or by an authorized person. All oral requests shall be confirmed in writing on the day of the request. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: NORMAN FUJITAKI, SECRETARY, and HANS J. BUEHLER, CHIEF EXECUTIVE OFFICER. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

CREDIT AGREEMENT. This Note is subject to the provisions of the Credit Agreement dated June 1, 2000, and all amendments thereto and replacements therefor.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

COASTCAST CORPORATION

X     /s/ HANS H. BUEHLER
 ---------------------------------
        Authorized Officer

===============================================================================

                                  CREDIT AGREEMENT

This Credit Agreement ("Agreement") is made and entered into on June 1, 2000, by and between Coastcast Corporation, a California corporation, ("Borrower") and Imperial Bank, a California banking corporation, ("Bank").

Subject to the terms and conditions of this Agreement, any security agreement(s) executed by Borrower in favor of Bank, any note(s) executed by Borrower in favor of Bank, or any other agreements executed in conjunction therewith (collectively, the "Loan Documents"), Bank shall make the loan(s) and or advance(s) (individually a "Loan" and collectively "Loans") referred to below to Borrower.

In consideration of mutual covenants and conditions hereof, the parties hereto agree as follows:

1.       AMOUNT AND TERMS OF CREDIT

1.01          REVOLVING CREDIT COMMITMENT.

(a) REVOLVING LINE OF CREDIT. Subject to the terms and conditions of this Agreement, provided that no event of default then has occurred and is continuing, Bank shall, upon Borrower's request make advances ("Revolving Loans") to Borrower, for cash flow timing differences and the issuance of letters of credit, in an amount not to exceed $5,000,000 (the "Revolving Line of Credit") until May 31, 2001 (the "Revolving Line of Credit Maturity Date"). Revolving Loans may be repaid and reborrowed, provided that all outstanding principal and accrued interest on the Revolving Loans shall be payable in full on the Revolving Credit Maturity Date.

(b) REVOLVING NOTE. The interest rate, payment terms maturity date and certain other terms of the Revolving Loan will be contained in a promissory note dated the date of this agreement, as such may be amended or replaced from time to time.

(c) LETTER OF CREDIT USAGE AND SUBLIMIT. Subject to availability under the Revolving Line of Credit, at any time and from time to time from the date hereof through the banking day immediately prior to the Revolving Line of Credit Maturity Date, Bank shall issue for the account of Borrower such standby and commercial letters of credit ("Letters of Credit") as Borrower may request, which requests shall be made by delivering to Bank a duly executed letter of credit application on Bank's standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed $5,000,000 ("Letter of Credit Sublimit") and (ii) shall be deemed to constitute Revolving Loans for the purpose of calculating availability under the Revolving Line of Credit. Unless agreed to in writing by Bank, no Letter of Credit shall have an expiration date that is later than the Revolving Line of Credit Maturity Date. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement and other agreements required by Bank. Borrower will pay all usual issuance and other fees that Bank notifies Borrower it will be charged for issuing and processing Letters of Credit for Borrower.

1.02 DOCUMENTATION FEE, COSTS AND EXPENSES. In addition to any other amounts due, or to become due, concurrently with the execution hereof, Borrower agrees to pay to Bank a documentation fee in the amount of $150.00, and all other costs and expenses incurred by the Bank in the preparation of this Agreement, the other Loan Documents and the perfection of any security interest granted to Bank by Borrower.

1.03 COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all interest, fees, costs, and/or expenses due under this Agreement by charging Borrower's demand deposit account number 09-105-433 with Bank, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

2.       REPRESENTATIONS OF BORROWER

Borrower represents and warrants that:

2.01 EXISTENCE AND RIGHTS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the state of California, which shall survive at least five years beyond the maturity of any Loans hereunder; Borrower is authorized and in good standing to do business in the state of its incorporation; Borrower has the appropriate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each state in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the power and adequate authority to make and carry out this Agreement. Borrower has no investment in any other business entity unless specified in writing to Bank.

2.02 AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement and the Loan Documents are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, or similar document as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms; subject only to bankruptcy, insolvency or similar laws affecting creditors rights generally.

2.03 NO CONFLICT. The execution, delivery and performance of this Agreement and the Loan Documents are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

2.04 LITIGATION. Except as disclosed in writing to Bank by Borrower, there is no litigation or other proceeding pending or threatened against or affecting Borrower which if determined adversely to Borrower or its interest would have a material adverse effect on the financial condition of Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

2.05 FINANCIAL CONDITION. The balance sheet of Borrower as of December 31, 1999, and the related profit and loss statement for the twelve-month period ended as of that date, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with this request for credit are true and correct, and said balance sheet truly presents the financial condition of Borrower as of the date thereof, and has been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date there have been no material adverse changes in the financial condition or business of Borrower. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

2.06 TITLE TO ASSETS. Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those permitted by Section 5.03 hereof.

2.07 TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

2.08 TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

2.09 REGULATION U. None of the proceeds of any Loan shall be used to purchase or carry margin stock (as defined within Regulation U of the Board of Governors of the Federal Reserve system).

2.10 ERISA. All defined benefit pension plans as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of Borrower meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA, and no Reportable Event or Prohibited Transaction as defined in ERISA has occurred with respect to any such plan.

3.       CONDITIONS PRECEDENT TO LOAN

              Prior to Bank being obligated to make any Loan pursuant to this Agreement, Bank must receive all of the following, each of which must be in form and substance satisfactory to Bank:

3.01 PROMISSORY NOTE. Original, executed promissory note as applicable.

3.02 INSURANCE. Borrower shall have delivered to Bank evidence of insurance coverage required pursuant to the Agreement to Provide Insurance executed by Borrower, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with Lenders Loss Payable endorsement in favor of Bank.

3.03 ORGANIZATIONAL DOCUMENTS. Copies of the articles of incorporation, or similar document as the case may be, of the any Borrower.

3.04 AUTHORIZATIONS. Certified copies of all action taken by any Borrower to authorize the execution, delivery and performance of the Loan Documents.

3.05 GOOD STANDING. Good standing certificates from the appropriate secretary of state of the state in which any Borrower is organized and in each state in which it is required to be qualified to do business.

3.06          CREDIT AGREEMENT. This Agreement executed by Borrower.

3.07 ADDITIONAL DOCUMENTS. Such other documents as Bank may reasonably deem necessary.

4.       AFFIRMATIVE COVENANTS OF BORROWER

Borrower agrees that so long as it is indebted to Bank, under borrowings, or other indebtedness, or so long as Bank has any obligation to extend credit to Borrower it will, unless Bank shall otherwise consent in writing:

4.01 RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

4.02 USE OF PROCEEDS. Use the proceeds of the Loans only for purposes specified in Section 1 of this Agreement.

4.03 INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses and/or in the exercise of good business judgment, and as required by that Agreement to Provide Insurance executed by Borrower, with the Bank to be shown as Lenders Loss Payee on such policies.

4.04 TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

(a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

(b) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it to be adequate with respect thereto.

4.05 RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times and upon reasonable notice during normal business hours; and furnish Bank:

(a) QUARTERLY FINANCIAL STATEMENT. As soon as available, and in any event within forty-five (45) days after the close of each quarter, a balance sheet, profit and loss statement and reconciliation of Borrower's capital balance accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail and reasonably acceptable to Bank, in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower.

(b) ANNUAL FINANCIAL STATEMENT. As soon as available, and in any event within one hundred twenty (120) days after and as of the close of each fiscal year of Borrower, a report of audit of Company, all in reasonable detail accompanied by Form 10-K, submitted on an "Unqualified" basis by an independent certified public accountant selected by Borrower and reasonably acceptable to Bank, in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower;

(c) AUDIT REPORTS. Promptly after the receipt thereof by Borrower, copies of any detailed audit reports submitted to Borrower by independent accountants in connection with each annual or interim work on the accounts of Borrower made by such accountants;

(d) STOCKHOLDER, SECURITY AND EXCHANGE COMMISSION STATEMENTS AND REPORTS. Promptly after the same are available, copies of all such proxy statements, financial statements and reports as Borrower or any subsidiary shall send to its members or stockholders as appropriate, if any, and copies of all reports which Borrower or any subsidiary may file with the Securities and Exchange Commission.

(e) OTHER INFORMATION. Such other information relating to the affairs of Borrower as the Bank reasonably may request from time to time.

4.06 CURRENT RATIO. Maintain on a quarterly basis a minimum ratio of total current assets (excluding all amounts due from stockholders, officers and affiliates) divided by total current liabilities (including all amounts due to stockholders, officers and affiliates) of 3.00 to 1.00

4.07 DEBT TO TANGIBLE NET WORTH. Maintain on a quarterly basis a ratio of total liabilities to Tangible Net Worth (defined as stockholder's equity less any value for goodwill, trademarks, patents, copyrights, leaseholds, organization expense and other similar intangible items, and any amounts due from stockholders, officers and affiliates) of not greater than
1.00 to 1.00.

4.08 OUT OF DEBT. The unpaid balance of the Revolving Loans shall be $0 for at least thirty (30) consecutive days prior to each anniversary date to this Agreement.

4.09 PROFITABILITY. Maintain, profitable operations (meaning a net profit after taxes) of at least $5,000,000 on an basis.

4.10 ERISA. Cause all defined benefit pension plans, as defined in ERISA, of Borrower to, at all times, meet the minimum funding standards of
Section 302 of ERISA, and ensure that no Reportable Event or Prohibited Transaction, as defined in ERISA, will occur with respect to any such plan.

4.11 LAWS. At all times comply with, or cause to be complied with, all laws, statutes, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower or Borrower's business.

4.12 GAAP. Compliance with all financial covenants shall be calculated based on generally accepted accounting principles applied on a consistent basis as maintained by Borrower.

4.13 OPERATING ACCOUNTS. Maintain all primary accounts and banking relationship with the Bank. Maintain, or cause to be maintained, on deposit with Bank, non-interest bearing demand deposit balances sufficient to compensate Bank for all services provided by Bank. Balances shall be calculated after reduction for the reserve requirement of the Federal Reserve Board and uncollected funds. Any deficiencies shall be charged directly to the Borrower on a monthly basis.

4.14 NOTICES. Promptly notify Bank in writing of (i) the occurrence of any Event of Default hereunder or any event which upon notice and lapse of time would be an Event of Default; (ii) all litigation affecting Borrower where the amount is $50,000 or more; any substantial dispute which may exist between Borrower and any governmental regulatory body or law enforcement authority; any change in Borrower's name or principal place of business; or any other matter which has resulted or might result in a material adverse change in Borrower's financial condition or operations.

5.            NEGATIVE COVENANTS OF BORROWER

Borrower agrees that so long as it is indebted to Bank, or so long as Bank has any obligation to extend credit to Borrower, it will not, without Bank's written consent:

5.01 TYPE OF BUSINESS. Make any substantial change in the character of its business.

5.02 OUTSIDE INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness for borrowed moneys other than Loans from the Bank except obligations now existing as shown in the financial statement dated December 31, 1999, excluding those obligations being refinanced by Bank, or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due or to become due.

5.03 LIENS AND ENCUMBRANCES. Create, incur, permit to exist, or assume any mortgage, pledge, encumbrance, lien or charge of any kind upon any asset now owned or hereafter acquired by it, other than liens for taxes not delinquent and liens in Bank's favor and other than liens agreed to in writing by Bank.

5.04 LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

6.       EVENTS OF DEFAULT

The occurrence of any of the following events of default ("Events of Default") shall, at Bank's option, terminate Bank's commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to Bank immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

6.01 FAILURE TO PAY. Failure to pay any installment of principal or of interest on any indebtedness of Borrower to bank within five (5) days of its due date.

6.02 BREACH OF COVENANT. Failure of Borrower to perform any other term or condition of this Agreement of any Loan Document binding upon Borrower.

6.03 BREACH OF WARRANTY. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any respect.

6.04 INSOLVENCY; RECEIVER OR TRUSTEE. Borrower shall become insolvent; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

6.05 JUDGMENTS, ATTACHMENTS. Any money judgment in excess of $50,000 writ or warrant of attachment or similar process shall be entered or filed against Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period of ten (10) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

6.06 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall not be dismissed within thirty
(30) days thereafter.

6.07 CESSATION OF BUSINESS. Borrower shall voluntarily suspend its business.

6.08 ADVERSE CHANGE. Any change which, in the opinion of Bank, is materially adverse to the financial condition of Borrower or any Guarantor; or should Bank, for any reason, believe that the prospect of Borrower's payment or performance hereunder or under any other agreement or instrument with Bank be impaired.

6.09 OTHER DEFAULTS. Borrower, or any Guarantor of Borrower's obligations to Bank, shall commit or do or fail to commit or do any act or thing which would constitute an event of default under any of the terms of any other agreement, document or instrument executed or to be executed by it concerning the obligation to pay money.

6.10 ADVANCES. Notwithstanding anything to the contrary contained herein, Bank shall have no duty to make advances while any event of default exists notwithstanding any cure period provided for herein.

7.       MISCELLANEOUS PROVISIONS

7.01 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Bank or any holder of notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or any note(s) issued in connection with a Loan that Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7.02 COUNTERPARTS; ENTIRE AGREEMENT. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

7.03 ATTORNEY'S FEES. Borrower will pay promptly to Bank without demand after notice, with interest thereon from the date of expenditure at the rate applicable to the Loan, reasonable attorneys' fees and all costs and expenses paid or incurred by Bank in collecting or compromising the Loan after the occurrence of an Event of Default, whether or not suit is filed.
If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy or recovery awarded by the court.

7.04 ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

7.04 INUREMENT. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower.

7.06 APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the state of California, to the jurisdiction of whose courts the parties hereby agree to submit.

7.07 OFFSET. In addition to and not in limitation of all rights of offset that Bank or other holder of the Loan may have under applicable law, Bank or other holder of any note issued hereunder shall, upon the occurrence of any Event of Default or any event which with the passage of time or notice would constitute such an Event of Default, have the right to appropriate and apply to the payment of the Loan any and all balances, credits, deposits, accounts or monies of Borrower then or thereafter with Bank or other holder, within ten (10) days after the Event of Default, and notice of the occurrence of any Event of Default by Bank to Borrower.

7.08 SEVERABILITY. Should any one or more provisions of the Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

7.09 TIME OF THE ESSENCE. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

7.10 ACCOUNTING. All accounting terms shall have the meanings applied under generally accepted accounting principles unless otherwise specified.

7.11          REFERENCE PROVISION.

(a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real of personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Credit Agreement, any security agreement executed by Borrower in favor of Bank or any note executed by Borrower in favor of Bank or any other agreement or instrument issued in favor of Bank by Borrower (collectively in this Section, the "Agreement") which controversy, dispute or claim is not settled in writing within thirty (30) days after the "CLAIM DATE" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 ET SEQ. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or Los Angeles County if none (the "COURT"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule).
 Each party shall have one peremptory challenge pursuant to CCP Section
170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the state of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten
(10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

(b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

(c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the state of California.
The rules of evidence applicable to proceedings at law in the state of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

7.12 THIS AGREEMENT MAY BE MODIFIED ONLY BY A WRITING SIGNED BY ALL PARTIES HERETO.

This Agreement is executed on behalf of the parties by duly authorized officers as of the date first above written.


IMPERIAL BANK                             COASTCAST CORPORATION
("BANK")                                  ("BORROWER")


By: /s/ DONALD D. DOUTHWRIGHT             By: /s/ HANS H. BUEHLER
   --------------------------                ------------------------
    SVP/RPM                              Its: Chairman & CEO
                                             ------------------------

                                              LIBOR ADDENDUM
[LOGO]                                        TO NOTE


    This Libor Addendum ("Addendum") is dated as of JUNE 1, 2000, and is by and between COASTCAST CORPORATION ("Borrower") and Imperial Bank ("Bank"). This Addendum amends and supplements the NOTE to which it is attached (the "Note") and forms a part of and is incorporated into the Note.

    In the event of any inconsistency between the terms herein and the terms of the Note, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meanings set forth in the Note.

    1.   ADVANCES.

    1.1 PRIME LOANS. Advances permitted pursuant to the terms of the Note or this Addendum which bear interest in relation to Bank's Prime Rate shall be referred to herein as "Prime Loans" and each such advance shall be a "Prime Loan." Each Prime Loan shall bear interest at an annual rate equal to the sum of 0.000% plus the Bank's Prime Rate. "Prime Rate" shall mean the rate of interest publicly announced by Bank from time to time in Inglewood, California, as its prime rate for lending. The Prime Rate is not intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to borrowers.

   1.2 LIBOR LOANS. Advances permitted pursuant to the terms of the Note or this Addendum which bear interest in relation to the Libor Rate shall be referred to herein as "Libor Loans" and each such advance shall be a "Libor Loan." Each Libor Loan shall bear interest at the Libor Rate, as defined below. A Libor Loan shall be in the minimum amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000) of such greater amount which is an integral multiple of FIFTY THOUSAND DOLLARS ($50,000). No Libor Loan shall be made after the last Business Day that is at least THREE (3) MONTHS prior to the Maturity Date described in the Note.

    2.   INTEREST ON LIBOR LOANS.

    2.1 RATE OF INTEREST. Each Libor Loan shall bear interest on the unpaid principal amount thereof from the Loan Date through the date paid (whether by acceleration or otherwise) at a rate equal to the sum of 2.000% per annum plus the Libor Rate for the Interest Period.

         (a) "Loan Date" shall mean the date on which (i) a Libor Loan is made, a Libor Loan is continued, or a Prime Loan is converted to a Libor Loan.

         (b)  "Interest Period" shall mean a period of THIRTY (30), SIXTY
(60) OR NINETY (90) DAYS, commencing on the applicable Loan Date, as selected by Borrower pursuant to Section 2.2; PROVIDED HOWEVER that Borrower may not select an Interest Period that would otherwise extend beyond the Maturity Date of the Loan. Borrower may also select a twelve (12) month Interest Period if and when Bank notifies Borrower that such Interest Period is available, as determined by Bank in its sole discretion. During a Libor Interest Period, interest shall be payable on the last day of the Interest Period, provided that for any Interest Period longer than 3 months, interest shall be payable quarterly and on the last day of the Interest Period.

         (c) "Libor Rate" shall mean, for the applicable Interest Period for a Libor Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 or 1%) equal to (i) the Libor Base Rate for such Interest Period divided by (ii) 1.00 minus the Reserve Requirement Rate (expressed as a decimal fraction) for such Interest Period.

         (d) "Libor Base Rate" shall mean with respect to any Interest Period, the rate equal to the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of:

              (i) the offered rates per annum for deposits in U.S. Dollars for a period equal to such Interest Period which appears at 11:00 a.m., London time, on the Reuters Screen LIBOR Page on the Business Day that is two
(2) Business Days before the first day of such Interest Period, in each case if at least four (4) such offered rates appear on such page, or

              (ii) if clause (i) is inapplicable, (x) the offered rate per annum for deposits in U.S. Dollars for a period equal to such Interest Period which appears as of 11:00 a.m., London time on the Telerate Monitor on Telerate Screen 3750 on the Business Day which is two (2) Business Days before the first day of such Interest Period; or (y) if clause (x) above is inapplicable, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the interest rates per annum offered by at least three
(3) prime banks selected by Bank at approximately 11:00 a.m. London time, on the Business Day which is two (2) Business Days before such date for deposits in U.S. Dollars to prime banks in the London interbank market, in each case for a period equal to such Interest Period in an amount equal to the amount to which the Libor Rate applies.

         (e) "Business Day" means any day on which Bank is open for business in the State of California.

         (f) "Reuters Screen LIBOR Page" means the display designated as page LIBOR on the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks.

         (g) "Reserve Requirement Rate" means, for any Interest Period, the aggregate of the rates, effective as of the Business Day which is two (2) Business Days before the first day of the Interest Period, at which:

              (i) reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System; and

              (ii) any additional reserves are required to be maintained by Bank by reason of any Regulatory Change against (x) any category of liabilities which includes deposits by reference to which the Libor Rate is to be determined as provided in the definition of "Libor Base Rate;" of (y) any category of extensions of credit or other assets which include Libor Loans.

         (h) "Regulatory Change" means, with respect to Bank, any change on or after the date of the Note and this Addendum in any Governmental Regulation, including the introduction of any new Governmental Regulation or the decision of existing Governmental Regulation.

         (i) "Governmental Regulation" means any (i) United States Federal, state or foreign law or regulation (including without limitation Regulation
D); and (ii) the adoption or making of any interpretation, application, directive or request applying to a class of lenders, including Bank, of or under any United States Federal, state, or any foreign law or regulation (whether or not having the force of law) by any court or by any governmental, central banking, monetary or taxing authority charged with the interpretation or administration of such law or regulation.

    2.2 DETERMINATION OF INTEREST RATES. Subject to the terms and conditions of the Note and this Addendum, Borrower, at its option, may request an advance in the form of a Libor Loan, a continuation of a Libor Loan, or a conversion of a Prime Loan into a Libor Loan, only upon delivery to Bank of an irrevocable written notice received by Bank at least three (3) Business Days prior to the requested Loan Date, specifying (i) the principal amount of such Libor Loan, (ii) the requested Loan Date, and (iii) the selected Interest Period. Upon receiving such notice, Bank shall determine (which determination shall be in accordance with Section 2.1 and shall, absent manifest error, be final, conclusive and binding upon all parties hereto) the Libor Rate applicable to such Libor Loan two (2) Business Days prior to the Loan Date, and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower. If Borrower shall fail to notify Bank of its selected Interest Period for a Libor Loan (including the continuation of an existing Libor Loan or the conversion of a Prime Loan into a Libor Loan), the Borrower shall be deemed or have selected an Interest Period of three (3) months.

    2.3 COMPUTATION OF INTEREST AND FEES. All computations of interest and fees payable pursuant to the Note shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed (less the date of repayment).

    2.4 RECORDATION BY BANK. Bank is hereby authorized to record the Loan Date, the applicable Interest Period, the principal amount, and the interest rate of each Libor Loan made (or continued or converted) by Bank, and the date and amount of each payment or prepayment of principal thereof, in Bank's records. Any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information recorded; PROVIDED that the failure to make any such recordation shall not in any way affect the Borrower's obligations hereunder.

    3.   CONVERSION TO PRIME LOANS.

    3.1 ELECTION BY BORROWER. Subject to all the terms and conditions of this Addendum, Borrower may elect from time to time to convert a Libor Loan to a Prime Loan by giving Bank at least three (3) Business Days' prior irrevocable notice of such election, and any such conversion of a Libor Loan shall be made on the last day of the Interest Period with respect thereto.

    3.2 FAILURE OF NOTICE BY BORROWER. If Borrower otherwise fails to give notice specifying its requests with respect to any Libor Loans that are scheduled to become due, such failure shall be deemed, in the absence of any notice from Borrower to the contrary, to be notice of a requested advance in the form of a Prime Loan in a principal amount equal to the amount of said Libor Loan.

    4.   PREPAYMENTS.

    4.1 VOLUNTARY PREPAYMENT BY BORROWER. Subject to the terms and conditions of the Note and this Addendum, Borrower may, upon at least three (3) Business Days' irrevocable notice to Bank as provided herein, at any time and from time to time on any Business Day prepay any Prime Loan or Libor Loan in whole or in part, without penalty or premium, other than customary actual "Breakage Fees" and "Prepayment Costs" as defined below, resulting from prepayment of any Libor Loan prior to the expiration of the Interest Period relating thereto. The notice of prepayment shall specify the date and amount of the prepayment, and the Loan to which the prepayment applies. Each partial prepayment of a Libor Loan shall be in an amount not less than FIFTY THOUSAND DOLLARS ($50,000) or such greater amount which is an integral multiple of FIFTY THOUSAND DOLLARS ($50,000); PROVIDED, that unless a Libor Loan is prepaid in full, no prepayment shall be made if, after giving effect to such prepayment, the aggregate principal amount of Libor Loans having the same Interest Period shall be less than FIVE HUNDRED THOUSAND DOLLARS ($500,000). Notice of prepayment having been delivered as aforesaid, the principal amount of the prepayment specified in such notice shall become due and payable on the prepayment date set forth in such notice. All payments of principal under this Section 4 shall be accompanied by accrued but unpaid interest on the amount being prepaid through the date of such prepayment.

    4.2 BREAKAGE FEES. If for any reason (including voluntary or mandatory prepayment, voluntary or mandatory conversion of a Libor Loan into a Prime Loan, or acceleration), Bank receives all or part of the principal amount of a Libor Loan prior to the last day of the Interest Period for such Loan, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the Breakage Fees, defined as the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank (without regard to whether Bank actually so invests said funds) by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive and final, absent manifest error.

    4.3 PREPAYMENT COSTS. Borrower shall pay to Bank, upon the demand of Bank, such other amount or amounts as shall be sufficient (in the sole good faith opinion of Bank) to compensate it for any loss, costs or expense incurred by it as a result of any prepayment by Borrower (including voluntary or mandatory prepayment, voluntary or mandatory conversion of a Libor Loan into a Prime Loan, or prepayment due to acceleration) of all or part of the principal amount of a Libor Loan prior to the last day of the Interest Period for such Loan (including without limitation any failure by Borrower to borrow a Libor Loan on the Loan Date for such borrowing specified in the relevant notice of borrowing hereunder). Such costs shall include, without limitation, any interest or fees payable by Bank to lenders of funds obtained by it in order to make or maintain its loans based on the London interbank eurodollar market. Bank's determination as to such costs shall be conclusive and final, absent manifest error.

    5.   REMEDIES UPON EVENTS OF DEFAULT.

    5.1 CONVERSION TO PRIME LOANS. If any Event of Default has occurred and is continuing under the Note or this Addendum, then in addition to all other remedies available to Bank under the Note, at the option of Bank and without demand or notice, all Libor Loans then outstanding shall be automatically converted to Prime Loans on the last day of each respective Interest Period for each Libor Loan.

    5.2 INDEMNITY. Borrower agrees to pay and indemnify Bank for, and to hold Bank harmless from, any and all cost, loss or expense (including without limitation any such cost, loss or expense arising from interest or fees payable by Bank to lenders of funds obtained by it in order to maintain its Libor Loans hereunder, or in its reemployment of funds obtained in connection with the making or maintaining of Libor Loans) which Bank may sustain or incur as a consequence of any default by Borrower in connection with or related to: (a) payment of the principal amount of or interest on Libor Loans, (b) making a borrowing or conversion of a Libor Loan after Borrower has given a notice thereof in accordance with this Addendum, or (c) making a prepayment of a Libor Loan after Borrower has given a notice thereof in accordance with this Addendum, or any prepayment (whether optional or mandatory) of any Libor Loan prior to the end of the applicable Interest Period for such Loan.

    6.   ADDITIONAL PROVISIONS REGARDING LIBOR LOANS.

    6.1 LIBOR RATE TAXES. All payments of principal, interest, fees, costs, expenses and all other amounts payable by Borrower pursuant to the Note and this Addendum shall be made free and clear of and without reduction by reason of all present and future income, stamp and other taxes or other charges whatsoever imposed, assessed, levied or collected by any national government or any political subdivision or taxing authority thereof or any organization of which it is a member (excluding (i) any taxes imposed on or measured by the overall net income or gross receipts of Bank by any such entity, and (ii) any taxes which would have been imposed even if no provisions for Libor Loans had appeared in this Addendum) (collectively, "Libor Taxes").

         If any Libor Taxes are required to be withheld from any amounts payable to Bank, Borrower shall pay such additional amounts as may be necessary so as to yield to Bank a net amount equal to the total amount of the payments provided for in this Addendum or under the Note which Bank would have received if such amounts had not been subject to Libor Taxes.

         If any Libor Taxes are payable directly by Borrower, they shall be paid by Borrower prior to the date on which penalties attach for failure to timely pay such Libor Taxes. Within forty five (45) days after the date on which payment of any such Libor Taxes is due pursuant to applicable law, Borrower will furnish Bank the original receipt for the full payment of such Libor Taxes or, if such is not available, evidence of such payment satisfactory in form and substance to Bank. Borrower shall indemnify and hold Bank harmless against, and will reimburse to Bank, upon demand, any incremental taxes, interest or penalties that may become payable by Bank as a result of any failure by Borrower to pay any Libor Taxes when due.

    6.2 INABILITY TO DETERMINE FAIR INTEREST RATE. If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the Libor Loans for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, (ii) the Libor Rate does not accurately reflect the cost to Bank of lending the Libor Loan, or (iii) by reason of any changes arising after the date of the Note affecting the London interbank eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in Sections 2.1 and 2.2 above, then Bank shall promptly give notice thereof to Borrower. Upon the giving of such notice, Bank's obligation to make Libor Loans shall terminate unless Bank and the Borrower agree in writing to a different interest rate applicable to Libor Loans, or until such time as Bank notifies Borrower that the circumstances giving rise to Bank's notice no longer exist. While such circumstances continue to exist, (x) any requested Libor Loan shall be treated as a request for a Prime Loan, (y) any Prime Loan that was to have been converted to a Libor Loan shall be continued as a Prime Loan, and (z) any outstanding Libor Loan shall be converted retroactively, on the first day of the then current Interest Period with respect thereto, to a Prime Loan.

    6.3 ILLEGALITY OR IMPRACTICABILITY. If (i) due to any Governmental Regulation it shall become unlawful for Bank to continue to fund or maintain any Libor Loans, or to perform its obligations hereunder, or (ii) due to any contingency occurring after the date of the Note which has a material adverse effect on the London interbank eurodollar market, it has become impracticable for Bank to continue to fund or maintain any Libor Loans, or to perform its obligations hereunder, then Bank shall promptly give notice thereof to Borrower. Upon the giving of such notice, Bank's obligation to make Libor Loans shall terminate, and in such event, (x) any requested Libor Loan shall be treated as a request for a Prime Loan, (y) any Prime Loan that was to have been converted to a Libor Loan shall be continued as a Prime Loan, and (z) any outstanding Libor Loan shall be converted retroactively, on the first day of the then current Interest Period with respect thereto, to a Prime Loan.

    6.4 GOVERNMENTAL REGULATIONS; INCREASED COSTS. Borrower shall pay to Bank, within 15 days after demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any increased costs incurred by Bank that Bank determines are attributable to its making or maintaining of any Libor Loans to Borrower (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

         (a) imposes a new tax or changes the basis of taxation of any amounts payable to Bank under the Note or this Addendum in respect of any Libor Loans (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which such Bank has its principal office); or

         (b) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits or other liabilities with or for the account of Bank (including any Libor Loans or any deposits referred to in the definition of Libor Base Rate); or

         (c) imposes any other condition affecting the Note (or any of such extensions of credit or liabilities); or

         (d) imposes or modifies a Governmental Regulation regarding capital adequacy which has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank ("Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material.

    Bank will notify Borrower of any event occurring after the date of the Note which will entitle Bank to Additional Costs pursuant to this Section 6.4 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for Additional Costs under this Section 6.4. Determinations and allocations by Bank for purposes of this Section 6.4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Libor Loans or of making or maintaining Libor Loans or on amounts receivable by it in respect of Libor Loans, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive and final, absent manifest error.

    This Addendum is executed as of the date first written above.


BORROWER                              BANK

COASTCAST CORPORATION                 IMPERIAL BANK
                                      a California banking corporation


By /s/ HANS H. BUEHLER                By /s/ DONALD D. DOUTHWRIGHT
  --------------------------------      ---------------------------------------
                                        for Gina Loose

                                        Its Assistant Vice President
                                            -----------------------------------
By
  --------------------------------


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